UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As a consequence of the recent significant decline in the trading price of Williams-Sonoma, Inc. stock, a total of 4,193,300 shares of common stock owned by W. Howard Lester, Chairman of the Board and Chief Executive Officer, were sold to satisfy collateral requirements under lines of credit Mr. Lester held with certain financial institutions. These sales occurred between October 29, 2008 and November 21, 2008, as disclosed by Mr. Lester on Forms 4 filed with the Securities and Exchange Commission.

Mr. Lester now owns 2,025,362 shares of Williams-Sonoma, Inc. common stock (excluding any shares held in his 401(k) account, restricted stock units, options to purchase shares of common stock and stock-settled stock appreciation rights). None of these remaining shares are pledged to secure any indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: November 21, 2008	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer